Exhibit 99.1

Contact:	FOR RELEASE:
Tyler H. Rose	December 30, 2020
President
(310) 481-8484
or
Michelle Ngo
Senior Vice President, Chief Financial Officer and Treasurer
(310) 481-8581

KILROY REALTY ANNOUNCES EXECUTIVE PROMOTIONS

Tyler Rose, Michelle Ngo and Eliott Trencher’s New Leadership Roles Help to Strengthen

the Company’s Foundation for Future Growth

LOS ANGELES, CA – December 30, 2020 – Kilroy Realty Corporation (NYSE: KRC) announced today the promotion of three executives within the company. Tyler H. Rose, who most recently served as Chief Financial Officer, has been promoted to President. Michelle Ngo, who currently serves as the Company’s SVP and Treasurer has been promoted to SVP, Chief Financial Officer and Treasurer. Eliott Trencher, the company’s SVP of Corporate Strategy, has been promoted to SVP and Chief Investment Officer.

Mr. Rose, as President, will oversee operations, finance, accounting, legal and risk management as well as work with the chief executive officer to help drive the company’s succession planning initiatives, including developing the company’s next generation of leaders. Mr. Rose has been with the company for more than 23 years, joining shortly after the company’s IPO, and prior to being promoted to Chief Financial Officer in 2009, served as the company’s Treasurer. Prior to joining KRC, Mr. Rose worked at The Irvine Company and J.P. Morgan. Mr. Rose also currently serves on the Board of Directors of Rexford Industrial Realty, Inc.

Ms. Ngo, as Chief Financial Officer, will have direct responsibility for the finance, accounting, tax, capital markets and investor relations functions for the company. Ms. Ngo has been with the company for just under 15 years, most recently leading the corporate finance team, including managing all capital markets and banking activities, overseeing the financial planning & analysis group and supervising all treasury-related activities. Prior to joining KRC, Ms. Ngo worked at HealthCare Property Investors (now known as Healthpeak Properties), Ares Management, Lehman Brothers and Credit Suisse First Boston.

Mr. Trencher, as Chief Investment Officer, will be responsible for acquisitions, dispositions, joint ventures and new markets as well as various other strategic initiatives. He will also continue to oversee the residential portfolio. Mr. Trencher joined the company in 2017, bringing with him a strong foundation in multiple real estate product types, including office and life science in several markets across the country. Prior to joining KRC, Mr. Trencher worked at Cohen & Steers and Goldman Sachs.

“These promotions highlight the depth of our team and the ability to grow within the organization,” said John Kilroy, Chairman and CEO of Kilroy Realty. “Tyler has been a leader at Kilroy for over two decades and included among his new responsibilities will be the transfer of knowledge to our next generation of leaders. Michelle and Eliott represent an emerging group of talented and diverse leaders being developed across the company. They have demonstrated expertise, strategic thinking and dedication, and have more than earned their new roles.”

About Kilroy Realty Corporation. Kilroy Realty Corporation (NYSE: KRC, the “company”, “KRC”) is a leading West Coast landlord and developer, with a major presence in San Diego, Greater Los Angeles, the San Francisco Bay Area, and the Pacific Northwest. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity, productivity and employee retention for some of the world’s leading technology, entertainment, life science and business services companies.

KRC is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office and mixed-use projects.

As of September 30, 2020, KRC’s stabilized portfolio totaled approximately 14.3 million square feet of primarily office and life science space that was 92.2% occupied and 95.5% leased. The company also had 808 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 85.0% and 37.5%, respectively. In addition, KRC had seven in-process development projects with an estimated total investment of $1.9 billion, totaling approximately 2.3 million square feet of office and life science space. The office and life science space was 90% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility

KRC is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. As of September 30, 2020, KRC’s stabilized portfolio was 68% LEED certified and 40% Fitwel certified—the world’s largest Fitwell portfolio of any non-governmental property owner.

The company has been recognized by GRESB, the Global Real Estate Sustainability Benchmark, as the sustainability global leader in the listed office sector. Other honors have included the National Association of Real Estate Investment Trust’s (NAREIT) Leader in the Light award for six consecutive years and ENERGY STAR Partner of the Year for seven years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past five years.

A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. The company was named to Bloomberg’s 2020 Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our quarterly report on Form 10-Q for the period ending September 30, 2020 and in our annual report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

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